EXHIBIT 3.167

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:05 AM 3/19/2001
010135452 - 3370556

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

RADNOR PROPERTIES-201 KOP, L.P.

          THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

          FIRST: The name of the limited partnership is Radnor Properties-201 KOP, L.P.

          SECOND: The name and address of the Registered Agent is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808.

          THIRD: The name and mailing address of the general partner is as follows:

Radnor GP-201 KOP, L.L.C.
Plymouth Meeting Office Campus
600 W. Germantown Pike, Suite 221
Plymouth Meeting, PA 19462

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Radnor Properties-201 KOP, L.P. as of the 19th day of March, 2001.

GENERAL PARTNER:

RADNOR GP-201 KOP , L.L.C.

By:	/s/ Frank J. Ferro

Frank J. Ferro, Executive Vice President